Exhibit 99.2

SUPERVALU INC. and Subsidiaries

SUPPLEMENTAL CONDENSED CONSOLIDATED SEGMENT FINANCIAL INFORMATION

Fiscal 2013 Quarterly Information

(Unaudited)

(In millions)

	Fiscal Quarter Ended				Fiscal Year-To-Date Ended
	June 16, 2012	September 8, 2012	December 1, 2012	February 23, 2013	September 8, 2012	December 1, 2012	February 23, 2013
Net Sales
Retail Food	$1,472	$1,086	$1,089	$1,089	$2,558	$3,647	$4,736
% of total	28.1%	27.6%	26.9%	28.0%	27.9%	27.6%	27.7%
Save-A-Lot	1,287	973	966	969	2,260	3,226	4,195
% of total	24.6%	24.8%	23.9%	24.9%	24.7%	24.4%	24.5%
Independent Business	2,478	1,870	1,986	1,832	4,348	6,334	8,166
% of total	47.3%	47.6%	49.2%	47.1%	47.4%	48.0%	47.8%

Total net sales	$5,237	$3,929	$4,041	$3,890	$9,166	$13,207	$17,097
Operating earnings (loss)
Retail Food(1)	$9	$(5)	$17	$(181)	$4	$21	$(160)
% of sales	0.6%	(0.5%)	1.5%	(16.7%)	0.1%	0.6%	(3.4%)
Save-A-Lot(2)	59	17	27	40	76	103	143
% of sales	4.5%	1.8%	2.7%	4.2%	3.4%	3.2%	3.4%
Independent Business(3)	68	52	51	28	120	171	199
% of sales	2.7%	2.8%	2.6%	1.5%	2.8%	2.7%	2.4%
Corporate(4)	(102)	(76)	(65)	(96)	(178)	(243)	(339)

Total operating earnings (loss)	$34	$(12)	$30	$(209)	$22	$52	$(157)
% of sales	0.7%	(0.3%)	0.7%	(5.4%)	0.2%	0.4%	(0.9%)

(1)	Retail Food operating loss for the fiscal year-to-date ended February 23, 2013 includes non-cash property, plant and equipment impairment charges of $203 and severance costs of $9, partially offset by a cash settlement received from credit card companies of $10.
(2)	Save-A-Lot operating earnings for the fiscal year-to-date ended February 23, 2013 includes $22 of charges for previously announced store closures and $13 of non-cash operating store impairments.
(3)	Independent Business operating earnings for the fiscal year-to-date ended February 23, 2013 includes $6 of non-cash intangible asset impairments, $5 of non-cash operating distribution center impairments and $12 of severance costs. [JK1]
(4)	Corporate operating loss for the fiscal year-to-date ended February 23, 2013 includes $15 of severance costs and $7 of non-cash asset impairment charges.